Exhibit 99.1

News Release

Inpixon CEO Reflects on the Role of Immersive Technologies for Reimagining the Workplace, Inpixon Growth in 2021 and Plans for 2022 in Shareholder Update

PALO ALTO, Calif., Jan. 10, 2022 /PRNewswire/ -- Inpixon (Nasdaq: INPX), the Indoor Intelligence™ company, today provided the following remarks from the company’s CEO, Nadir Ali.

“The adoption of innovative immersive technologies as tools for delivering exceptional experiences are only just beginning to move into the mainstream. I am just back from CES 2022, the world’s largest consumer electronics and IT exhibition, where the latest in innovation and technology were on display. It’s not surprising that immersive technologies (i.e., technologies that merge or layer digital environments with the physical world) had a strong presence. Twenty twenty-two is being referred to as the ‘year of the metaverse,’ following last year’s significant new product activity and the world’s largest social media company changing its name from Facebook to Meta. In a wide variety of industry verticals, including healthcare, retail, corporates offices, manufacturing, logistics, engineering, sports and entertainment, we’ll see augmented and virtual reality technologies play a key role in changing the way organizations work and people engage with each other. Leveraging these technologies to increase workforce enablement and customer and employee connectedness will revolutionize the way in which organizations can enable engagement and deliver exceptional experiences.

“Inpixon is helping organizations all over the world create these exceptional experiences by leveraging Indoor Intelligence technologies to reimagine their workplaces, making them smarter to achieve higher levels of productivity and performance, increase safety and security and improve worker and employee satisfaction rates with better experiences. The core of our corporate strategy over the last few years has focused on developing and acquiring key technologies to serve as a primary enabler of digital twins which can be used in the metaverse while also helping organizations bridge the gap between their digital and physical environments. As a result, we are offering what we believe is the most comprehensive suite of Indoor Intelligence solutions available in the market from a single provider.

“Inpixon’s mapping, positioning, real-time location services, and campus app solutions are being relied upon by some of the largest organizations in the world, and I am even more encouraged than ever about the possibilities that lie ahead for Inpixon. Our strategy has positioned us well to maximize the opportunity presented by the major market trends that exist in immersive technologies at just the right time.

“I’d like to reflect on the innovation and growth we achieved this past year in 2021 and also take this opportunity to share my vision for the future of Inpixon in 2022.”

A Year of Innovation and Growth: Reimagining the Workplace

“Twenty twenty-one was a pivotal year for Inpixon. We had all hoped it would mark the end of a global pandemic and usher in a return to ‘normal,’ but instead, it served as year two of the pandemic and reinforced the concept that what we all referred to as ‘normal’ would now have to look different.

“Since the start of the pandemic, Indoor Intelligence technologies were brought into the spotlight as businesses looked for innovative solutions to adapt and operate successfully even through the disruption wrought by the global pandemic. Data from Inpixon’s State of Indoor Intelligence 2021 report revealed that over 80% of respondents indicated indoor intelligence and location awareness was important in achieving their 2021 goals. Organizations began to seek solutions that could meet the demands of the future of work given the digital workplace transformation taking place. At Inpixon, we understood the importance of having a connection to our customers through the end user in order to truly be able to drive and influence the EXPERIENCE of Indoor Intelligence. And we knew the ‘app’ would be the means in which this would best be accomplished. We also saw an increase in demands for technologies that could support the changing needs of a hybrid workplace. The acquisition of The CXApp, a leading smart workplace app and hybrid events solution provider, was the way we would be able to address both, by closing the gap to the end user and also helping organizations meet the demands of this ‘new normal.’

“The CXApp acquisition expanded our offerings to include a location-aware employee app focused on enhancing the workplace experience, and an events platform able to manage physical, virtual and hybrid events. Though it has been less than twelve months since the acquisition, it is already proving to be a very strong addition to Inpixon’s suite of Indoor Intelligence solutions. It is fueling our rapid growth rate, and in the last few months alone, we built out more than 150 corporate campuses with tens of thousands of reservable desks and mapped more than 12 million square feet of office space.

“Inpixon’s acquisition of Visualix’s augmented reality, spatial computing, and computer vision technologies, also in 2021, brought us the core technological capabilities that are at the heart of immersive experience technologies. This transaction provided Inpixon with the foundation for the future of Indoor Intelligence. We believe the combination of our range of technological capabilities across spatially-aware maps, apps, and AR technologies are unique in the market and can assist customers in reimagining their environments by bridging the physical and digital world to deliver advanced experiences that drive productivity, efficiency and satisfaction in a way that other providers of similar solutions can’t offer. With this combination of capabilities, there is significant market opportunity for Inpixon across numerous industries, and we’re excited about the game-changing potential of these applications.

“In 2021 we also acquired IntraNav GmbH, a leading industrial IoT (IIoT), real-time location system (RTLS), and sensor data services provider. This acquisition brought established relationships with blue-chip companies and positions Inpixon as a one-stop-shop for comprehensive location intelligence solutions for both the corporate and industrial sides of an organization. The acquisition also expanded our RTLS capabilities with an enhanced industrial IoT platform for Industry 4.0 smart factories, smart warehouses and digital supply chains. We believe we are now positioned at the heart of the fourth industrial revolution, commonly referred to as Industry 4.0, with the new and comprehensive products IntraNav brings to Inpixon. There are significant growth opportunities within this market, and we believe we are the only company able to address both the organizational and industrial sides of a business, a major competitive differentiator.

“Through these acquisitions, we obtained not only industry leading technologies but also established customer bases with top-tier organizations. Specifically, our Indoor Intelligence customer base1 expanded 55% in 2021 and includes numerous companies using our solutions within the esteemed Fortune 1000 list. We believe our success with these very large enterprises is further validation of the value proposition, cost savings, and broad capabilities of our products and solutions as a result of our strategic initiatives.

In addition to the strong growth in the number of large companies in our customer base, we also accomplished the following during 2021:

●	Closed more than 230 deals[2]
●	Secured nearly $18 million in total contract value bookings[3]
●	Increased our SaaS annual recurring revenue bookings by more than $4 million[4]

“The market pundits have taken notice of our advanced solutions. We won a number of industry awards, received continued recognition as a Visionary in the 2021 Gartner Magic Quadrant for Indoor Location Services, Global, and were named an IDC Innovator for Location & Geospatial Intelligence 2021 with the researcher highlighting the overall maturity of the Inpixon platform as a key differentiator.”

The Future: Continued Growth and Acceleration

“Inpixon is committed to continued growth and innovation that delivers exceptional user experiences, and we are excited by the opportunities of what can be accomplished in the physical and digital world when leveraging our comprehensive Indoor Intelligence platform, mobile apps, and patented technologies to create actionable intelligence. With our extensive portfolio of solutions, we are very well positioned to meet the needs of our customers and new potential customers at any step in their journey in the real world or in the metaverse. In 2022 we look to further expanding our immersive experiences with hybrid events. Inpixon has one of the leading platforms to provide customers with capabilities to bridge IRL (in real life) and online events, and we will extensively market this solution to existing and prospective corporate customers. We will also pursue the substantial cross-selling opportunities for our IOT/RTLS asset tracking solutions within our existing CXApp customers, some of which are already in discussion. We continue to grow our recurring revenue and expand our robust pipeline with major global enterprises and government agencies which should help us drive the company’s valuation.

“As we start the new year, we intend to focus on unifying and branding our expanding portfolio of offerings, and you will notice some changes to our website to reflect the full scope of our solutions. I hope you’ll join the conversation with us on LinkedIn, Twitter, and Facebook, as we help organizations uncover what’s possible with Indoor Intelligence.

“Inpixon remains fully committed to building shareholder value by continuing to grow our business, working towards positive cash-flow, and leveraging our strong balance sheet. We believe we have built a foundation for future success, both operationally and financially. We deeply appreciate the support of all of our shareholders and look forward to exciting developments in the new year.

“I am also appreciative and proud of our employees around the world which have stayed productive and connected while remaining committed to our core values and to our vision to do good with indoor data.”

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence™, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and mobile app solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, RTLS, workplace and hybrid event solutions, analytics, sensor fusion and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, and Twitter, and visit inpixon.com.

1 Excludes SHOOM and SAVES lines of business.

2 Includes new business, add-ons and expansions.

3 Includes multi-year commitments for which some portion of the revenue is anticipated to be recognized in future periods.

4 Annual net increase over previously secured recurring revenue bookings.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Inpixon’s results of operations and global supply chain constraints, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, the ability to obtain financing if needed, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

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